Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of National Energy Services Reunited Corp, a British Virgin Islands company, and further agrees that this Joint Filing Agreement be included as an exhibit to such filing provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2019.

SV3 Holdings Pte. Ltd.

By:

/s/ Anthony DeLuca
Name: Anthony DeLuca
Title: Managing Director

SCF-VIII AIV, L.P.

By:	SCF-VIII Offshore G.P., Limited Partnership, its General Partner

By:	LESA Cayman Holdco, Ltd., its General Partner

/s/ Anthony DeLuca
Name: Anthony DeLuca
Title: Managing Director

SCF-VIII Offshore G.P., Limited Partnership

By:	LESA Cayman Holdco, Ltd., its General Partner

/s/ Anthony DeLuca
Name: Anthony DeLuca
Title: Managing Director

LESA Cayman Holdco, Ltd.

/s/ Anthony DeLuca
Name: Anthony DeLuca
Title: Managing Director

L.E. Simmons

/s/ L.E. Simmons
Name: L.E. Simmons, individually